SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2004

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On May 10, 2004, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced that clinical investigators at the University of Texas Southwestern Medical Center in Dallas, Texas presented their paper titled, “Laparoscopic Radiofrequency Ablation of Small Renal Tumors,” at the American Urology Association annual scientific meeting in San Francisco, California. Investigators reported that initial ablation was successful in 40 out of 41 tumors (98%) at a mean follow-up of 16.1 months. A copy of RITA’s press release announcing this release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: May 10, 2004	By:	/s/ Donald Stewart
Donald Stewart, Chief Financial Officer and
Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of RITA Medical Systems, Inc. dated May 10, 2004.